Exhibit 99.1

Investview (“INVU”) Reports $2.5 Million Month in Bitcoin Mining Gross Revenue & Announces Operations Updates for October 2021

Eatontown, NJ, November 9, 2021 — Investview, Inc. (OTCQB: INVU), a diversified financial technology company that through its subsidiaries and global distribution network provides financial technology, education tools, content, research, and management of digital asset technologies with a focus on Bitcoin mining and the new generation of digital assets, announces its production and operational updates, including its unaudited Bitcoin (“BTC”) production for October 2021.

October 2021 BTC Production and Digital Asset Holdings

●	Gross Revenue of $2.5 million, up 186% Year-Over-Year October
●	Gross Profit of $1.9 million, up 381% Year-Over-Year October
●	Gross Profit Margin of 77%
●	Bitcoin Mined over 18 months period ending October 2021, 1,167.56 BTC
●	As of October 31, 2021, Investview holds over 49.13 BTC
●	As of October 31, 2021, Investview holds over 74,706.12 NDAU

Operations Update: Bitcoin Mining Server Relocation, Refurbishment and Hashrate Expansion Plan Update

SAFETek announces the strategic relocation of nearly 1,500 Bitcoin ASIC miners (approximately 55 Petahash) to a new higher quality and a 20% lower cost hosting facility. SAFETek has also consolidated and relocated nearly 3,000 of its mining servers from existing mining facilities around the world to its new and recently expanded Bitcoin Miner Repair facility in Texas, where these mining servers are being cleaned, refurbished, and further optimized.

Rob Walther, SAFETek’s EVP of Crypto operations commented that, “the relocation of 1,500 of our existing miners to a new and lower cost facility is currently in progress and expected to be completed by late November 2021. When complete, this move is expected to increase the related gross profit generated by these miners by an estimated 20%. In addition, we are now fully leveraging our new and recently expanded Bitcoin Mining Repair Facility in Texas to clean, refurbish and further optimize nearly 3,000 of our Bitcoin miners back into production. Given the high price and global challenges with obtaining brand new Bitcoin mining servers, SAFETek has decided to aggressively focus on the maintenance and optimization of our existing fleet of Bitcoin miners through our new repair facility. This will be a faster and much lower cost option to maintain and increase our hashrate.”

Combined, the approximately 1,500 Bitcoin miners that SAFETek is relocating and the nearly 3,000 Bitcoin Miners that SAFETek is refurbishing and optimizing will help support the company’s plan of reaching 10,000 miners and 400 petahash over the next two months.

Note: The numbers included in this release are initial expected results and are un-audited and may differ from numbers reported in our SEC filings due to compliance with US GAAP and are subject to final review by the Company’s independent auditors. Final audited financial statements can be found in our annual SEC Form 10-K filings.

About Investview, Inc.

Investview, Inc. is a diversified financial technology and global distributor organization that operates through its subsidiaries to provide financial education tools, content, research, and management of digital asset technology that mines cryptocurrencies, with a focus on Bitcoin mining and the next generation of digital assets. Investview – driving decentralization of education and finance through a commitment to blockchain technology. For more information on Investview and its family of wholly owned subsidiaries, please visit: www.investview.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made in this release speak only as of the date of this release, and Investview, Inc. (“INVU”) assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Relations

Contact: Mario Romano

Phone Number: 732.889.4308

Email: pr@investview.com